Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements Nos. 33-79826 and 333-153061 of Newfield Exploration Company on Form S-8 of our report, dated June 18, 2013, relating to the financial statements and supplementary information of the Newfield Exploration Company 401(k) Plan, appearing in this Annual Report on Form 11-K for the year ended December 31, 2012.

/s/ McConnell & Jones LLP
Houston, Texas
June 18, 2013

15